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                    EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

                     THE WASHINGTON CORPORATION - SUBSIDIARIES
                              As of December 31, 1999

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
                                            State of
                                            Formation or                       Date of
       Subsidiary                           Incorporation                     Formation
-----------------------------               -------------                     ---------

Arlington Square Limited Partnership        Maryland                          09/17/85

Four Year Trail Limited Partnership         Virginia                          09/16/87

Nanjemoy Associates Limited Partnership     Maryland                          01/11/88

TWC Development Corporation                 Maryland                          04/08/85

TWC Real Estate, Inc.                       Virginia                          04/15/85

Arlington Square, Inc.                      Virginia                          02/28/91

Four Year Trail, Inc.                       Virginia                          02/28/91

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